Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "EPILOG IMAGING SYSTEMS INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 2026, AT 8:13 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

4825424 8100
SR# 20264148906

Authentication: 204907563
Date: 08-21-26

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:13 PM 08/20/2026
FILED 08:13 PM 08/20/2026
SR 20264148906 - File Number 4825424

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EPILOG IMAGING SYSTEMS INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Epilog Imaging Systems Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "**General Corporation Law**"),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Epilog Imaging Systems Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 28, 2010 under the name, Biotronix Corporation.

2. That the Board of Directors of this corporation (the "**Board of Directors**") duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

> **RESOLVED**, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A hereto.

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on 20th day of August, 2026.

By: */s/ Michael Mojaver*
Michael Mojaver
Chief Executive Officer

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EPILOG IMAGING SYSTEMS INC.

ARTICLE I.

The name of the corporation (hereinafter called the "***Corporation***") is Epilog Imaging Systems Inc.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware and the County of New Castle is 251 Little Falls Drive, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations organized under the General Corporation Law of the State of Delaware are entitled to undertake.

ARTICLE IV.

A. The Corporation is authorized to issue three classes of capital stock, to be designated, respectively, "***Voting Common Stock***," "***Non-Voting Common Stock***," and "***Preferred Stock***." The total number of shares which the Corporation is authorized to issue is 280,000,000 shares, of which, (i) 75,000,000 shares are designated as Voting Common Stock and have a par value of $0.0001 per share, (ii) 200,000,000 shares are designated as Non-Voting Common Stock and have a par value of $0.0001 per share, and (iii) 5,000,000 shares are designated Preferred Stock and have a par value of $0.0001 per share. Unless otherwise indicated, references to "***Common Stock***" in this Certificate of Incorporation mean the Voting Common Stock and the Non-Voting Common Stock.

B. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the powers, designations, preferences and relative participation, optional or other rights, if any, including voting rights, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

C. The rights, preferences, privileges, and restrictions granted to and imposed by this Certificate of Incorporation on the Common Stock are as set forth below in this Article IV(C). Any shares of any class of Common Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any class of Common Stock.

1. **Dividend Rights**. Subject to the prior rights of holders of all classes and series of capital stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, *pari passu* basis.

2. **Liquidation Rights**. Upon the completion of the distributions required with respect to any series of Preferred Stock that may from time to time come into existence, and subject to the prior rights of holders of all other classes and series of capital stock at the time outstanding having prior rights, if assets remain in the Corporation, the remaining assets of the Corporation legally available for distribution shall be distributed on an equal priority, pro rata basis to the holders of shares of Common Stock on an equal priority, *pari passu*, basis.

3. **Voting**.

3.1 Each holder of Voting Common Stock shall have the right to one (1) vote per share of Voting Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

3.2 Except as otherwise expressly provided herein or required by nonwaivable provision of applicable law, the holders of the Non-Voting Common Stock shall have no right to vote on matters presented to the stockholders for approval (and shall not be included in determining presence of a quorum, or the number of shares voting or entitled to vote on a given matter). The number of authorized shares of Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.3 Common Class Stock Splits or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Voting Common Stock or Non-Voting Common Stock, then the outstanding shares of the other class of Common Stock will be subdivided or combined in the same proportion and manner.

4. **Redemption**. The Common Stock is not redeemable by any holder thereof.

5. **Conversion of Voting Common Stock into Non-Voting Common Stock**. Each share of Voting Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Non-Voting Common Stock.

6. **Equal Status**. Except as otherwise expressly provided herein or required by applicable law, shares of Voting Common Stock and Non-Voting Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders.

ARTICLE VI.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII.

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, subject to the terms hereof, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VIII.

A. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the Delaware General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any amendment, repeal or elimination of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such amendment, repeal or elimination.

B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil administrative or investigations, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation to the same extent as permitted by law.

C. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, or other person existing at the time of, or increase the liability of any director, officer or other person, or this Corporation, with respect to any acts or omissions of such director, officer or other person occurring prior to, such amendment, repeal or modification.

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